Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)

Murphy USA Inc.
Murphy Oil USA, Inc.
864 Holdings, Inc.
846 Beverage, Inc.
Murphy Oil Trading Company (Eastern)
Spur Oil Corporation
Superior Crude Trading Company
El Dorado Properties LLC
Quick Chek Corporation
QuickChek Realty L.L.C
QuickChek Realty Bordentown Urban Renewal LLC
Murphy Retail Holdings, Inc.
Murphy USA Leasing, LLC
Murphy USA Management Company, LLC
Murphy USA Procurement Solutions, LLC
MUSA Personnel Management, Inc.
(Exact Name of Registrant as Specified in its Charter)

Exhibit 107
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule (1)	Amount Registered (2)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate (1)	Amount of Registration Fee (1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Class A Common Stock, $0.01 par value	Rule 456(b) and Rule 457(r)

	Equity	Preferred Stock, $0.01 par value	Rule 456(b) and Rule 457(r)

	Debt	Debt Securities	Rule 456(b) and Rule 457(r)

	Debt	Guarantees of Debt Securities	Rule 456(b) and Rule 457(r) (3)

	Other	Warrants	Rule 456(b) and Rule 457(r)

	Other	Purchase Contracts	Rule 456(b) and Rule 457(r)

	Other	Units	Rule 456(b) and Rule 457(r)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					0		0

	Total Fees Previously Paid							0

	Total Fee Offsets							0

	Net Fee Due							N/A

(1) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, Murphy USA Inc. (“Murphy USA”) is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a “pay as you go” basis. Murphy USA will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.
(2) An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices, including securities that may be issued upon exercise, conversion, settlement, or exchange of, any securities offered hereunder.
(3) No separate consideration will be received for the guarantees of securities being registered. In accordance with Rule 457(n), no registration fee is payable with respect to such guarantees.